Exhibit 3.1

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

FILED# c469-64 JUN 23 2004 IN THE OFFICE OF DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(PURSUANT TO NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of Corporation
NEW CENTURY RESOURCES CORPORATION

2.	The articles have been amended as follows (provide article numbers, if available)
ARTICLE IV-STOCK-(a) IS HEREBY AMENDED AS FOLLOWS:

ARTICLE IV-STOCK-(a) The Corporation is authorized to issue two classes of shares to be designated as “preferred” and “Common”, The total number of shares which the corporation is authorized to issue is Two Hundred Fifty Million (250,000,000) shares. The number of preferred shares is Fifty Million (50,000,000) shares, and the par value of each such share is $.001. The number of common shares authorized if Two Hundred Million (200,000,000) shares, and the par value of each share is $.001.

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation have voted in favor of the amendment is: 10,570,000

4.	Effective date of filing (optional):

5.	Office Signature (required): C.E.O. & President /s/ George Christodoulou

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitation or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

OF

NEW CENTURY RESOURCES CORPORATION

The undersigned, in order to form a corporation for the purposes hereinafter stated under and pursuant to the general corporation law of the State of Nevada does hereby certify as follows:

ARTICLE I

NAME

The name of this corporation is: NEW CENTURY RESOURCES CORPORATION.

ARTICLE II

PURPOSES

The purpose or purposes for which this corporation is organized are:

a.       To  locate,  patent,  purchase,  lease,  exchange, trade  for  or otherwise acquire,  and  to  hold,  own,  use, operate, work,  extend, improve,  and develop, and to sell, exchange, assign, transfer, mortgage, grant security interests in, lease, or otherwise dispose of, in whole or in part, and wherever situated, mines, mining rights, and claims, metalliferous lands, quarries, quarry rights, water, water rights, ditches, reservoirs, oil and gas properties and interests therein, timber and timber properties, and any all other types of natural resources, and any rights, right of way, easements, privileges, permits, or franchises suitable or convenient for any of the purposes of the business, and to deal in the same in every way;   to timber,

quarry, mine, drill, excavate, produce, purchase, lease, prospect for, claim and otherwise acquire, and to process refine, and develop, and to sell, exchange, trade deal in and with, and otherwise dispose of asbestos, sulphur, silica, feldspar, uranium, vanadium, rare earth, mica, copper, coal, lead, silver, gold, gas, oil, oil shade, and other minerals, timber and timber related products, ores, and properties of every kind or nature, and of earth, rock, sand, shale, and other substances containing mineral and ore deposits; and to manufacture, produce, purchase, lease, or otherwise acquire, and to use operate, improve, repair, replace and develop, and to sell, trade, exchange, lease, and otherwise dispose of any and all materials, machinery, facilities, appliances, products, equipment, or supplies, proper or adapted to be used in or in connection with or incidental to the prospecting, development, production, processing, preparation, shipment, and delivery of any of the foregoing minerals, ores, timber or other natural resources and any by-products therefrom; and to do any and all things incidental thereto, or necessary, expedient, or proper to be done in connection with the matters and things set forth herein.

    b. To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell assign, transfer, exchange or otherwise dispose of or deal in or wit its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or their instruments representing rights or interests therein or any property or assets created or issued by any person, firm association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefore its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

c. To do each and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

d. The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article Ill shall be regarded as independent purposes and powers.

ARTICLE III

STOCK

The Corporation is authorized to issue two classes of shares to be designated respectively “preferred” and “common”. The total number of shares which the corporation is authorized to issue is One-Hundred Fifty-Million (150,000,000) shares. The number of preferred shares authorized is Fifty-Million (50,000,000) shares, and the par value of each such share is $0.001. The number of common shares authorized is One-Hundred-Million (100,000,000) shares, and the par value of each such share is $0.001.

(b) The authorized common stock of this corporation may be issued at such time, upon such terms and conditions, and for such consideration as the Board of Directors shall determine.

(c) The preferred shares may be issued in series and from time to time with such voting power, designations, preferences, and relative participating, optional, or other rights, qualifications, limitations, or restrictions thereof as shall be stated an.d expressed in the resolution or resolutions providing for the issue of such class, classes or series adopted by the Board of Directors, pursuant to the authority hereby given and provided by statute. Each class or series may be made subject to redemption as such time and at such price or prices as such resolution or resolutions providing for the issue of such stock shall state and express. The holders of the preferred stock of any class or series shall be entitled to receive dividends at such rates, on such conditions, and at such times, as provided for in a resolution adopted by the Board of Directors, payable in preference to or in relation to, the dividends payable on any other class or classes of stock; Preferred Shareholders shall be entitled to such rights upon the dissolution of, or upon any distribution of, the assets of the corporation as may be stated in a resolution adopted by the Board of Directors; or any class or series may be convertible into or exchangeable for shares of any other class, classes, or series of capital stock of the corporation, at such price or prices, or at such rates of exchange, and with such adjustments, and shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance thereof.

ARTICLE IV

STOCK NON-ASSESSABLE

The holders of the capital stock hereof, upon payment in full of the subscription, shall not be subject to any assessment  whatsoever to pay the debts of the corporation.

ARTICLE V

TERM OF EXISTENCE

This corporation shall have a perpetual existence.

ARTICLE VI

PREEMPTIVE RIGHTS

Shareholders shall not be entitled to preemptive rights.

ARTICLE VII

CUMULATIVE VOTING

No cumulative voting shall be permitted in the election of Directors.

ARTICLE VIII

INITIAL OFFICE AND AGENT

The address of the initial registered office of the corporation is 1025 Ridgeview, Suite 400, Reno, Nevada 89509, Washoe County, and the name of the Corporation's initial registered agent at such address is Michael J. Morrison, Esq.

ARTICLE IX

DIRECTORS

The number of Directors constituting the initial Board of Directors of this corporation are three (3).   The number of Directors may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as provided in the By-Laws of this Corporation. There shall be no less than three (3) nor more than nine (9) Directors.  The names and addresses of the persons who are to serve as the initial directors until the first annual  meeting  of  stockholders, or  until their successors are  duly  elected  and qualified are:

GEORGE CHRISTODOULOU
8162 Mizer Lane
Boca Raton, FL 33433

SOLON PIITARIDES
3RD Floor, Kriticous Bldg.
32 Andreas Araouzos Street
P.O. Box 5631
Nicosia, Cyprus

CHLOE PAPADOPOULOU
3RD Floor, Kriticous Bldg.
32 Andreas Araouzos Street
P.O. Box 5631
Nicosia, Cyprus

ARTICLE X

LIMITED LIABILITY

No Officer or Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty as an Officer or Director, except for liability (i) for any breach of the Officer's or Director's duty of loyalty to the Corporation or its shareholders, (ii) misconduct or a knowing violation of law, or (iii) for any transaction from which the Officer or Director derived any improper personal benefit.  If the Nevada General Corporation Law is amended after the  date  of  incorporation to  authorize corporate action  further eliminating or limiting the personal liability of Officers or Directors, then the liability of an Officer or Director of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, or amendments thereto. No  repeal or  modification of  this paragraph shall adversely affect any right  or protection of an Officer of Director of the Corporation prior to or existing at the time of such repeal or modification.

ARTICLE XI

INDEMNIFICATION

Each person who was or is made a party or is threatened to be made a party to or is involved in  any action, suit or proceeding, whether civil, criminal, administrative or investigative  (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an Officer or Director of the Corporation or is or was serving at the request of  the Corporation as an Officer or Director of another corporation or of a partnership,  joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as an Officer or Director or in any other capacity while serving as an Officer or Director, shall be  indemnified and  held harmless by  the Corporation to  the  fullest extent authorized by  the Nevada General Corporation Law, as the same exists or  may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, excise taxes or penalties and amounts to be paid in settlement) reasonably incurr6d or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an Officer or Director and shall inure to the benefit of his or her heirs, executors and administrators; however, that except as  provided  herein  withrespect  to  proceedings  seeking  to  enforce  rights  to indemnification in connection with a proceeding (or part thereof) initiated by such person, only if such proceeding (or part thereof) was authorized the Board of Directors of the Corporation.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation for expenses  incurred  in  defending  any  such  proceeding  in  advance  of its  final disposition; provided however, that,  if the Nevada General Corporation Law requires the payment of such expenses incurred by an Officer or Director in his or her capacity as an Officer or Director (and not in any other capacity in which service was or is rendered by such person while an Officer or Director, including, without limitation, service to an employee benefit plan). The Director or Officer shall furnish to  the Corporation a written undertaking, executed personally, or on his or her behalf, to repay the advance if it is determined that such Officer or Director is not entitled to be indemnified under this Section or otherwise. The undertaking required by this Section shall be an unlimited general obligation or the Director or Officer, but need not be secured and may  be  accepted without  reference to  financial ability  to  make repayment.

If a claim hereunder is not paid in full by the Corporation within (90) Ninety days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to  be paid the expense of prosecuting such claim, including reasonable attorneys fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, nas been tendered to the corporation) that the claimant has not met the standards of conduct which make  it  permissible under the Nevada General Corporation Law  for  the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such  defense shall be  on  the  Corporation.   Neither the  failure of  the Corporation (including its  Board of  Directors, independent legal  counsel, or  its shareholders)  to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law,  nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of shareholders, disinterested Directors or otherwise.

The Corporation may maintain insurance, at its expense, to protect itself and any other Officer, Director or Employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss under the Nevada General Corporation Law.

The Corporation may, to the extent authorized from time to. time by the Board of Directors, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of Officers and Directors of the Corporation or individuals serving at the request of the Corporation as an Officer, Director, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

ARTICLE XII

INCORPORATOR

The name and address of the incorporator is:

ROBERT J. NIELSON, ESQ.

3098 S. Highland Dr., Suite 300

Salt Lake City, Utah 84106

STATE OF UTAH                                )
              )ss

COUNTY OF SALT LAKE                 )

    On the 7th day of January,  1994 personally  appeared  before. me, ROBERT J. NIELSON, ESQ., who being by me first duly swam, declared that he is the  person  who  signed  the  foregoing  instrument and  that  the  statements ·therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal as of the date hereinabove mentioned.

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT  BY RESIDENT AGENT

IN THE MATTER OF   NEW CENTURY RESOURCES CORPORATION

    I, Michael J. Morrison hereby certify that on  the  l0th dayof

January, 1994, I accepted the appointment as Resident Agent of the above- entitled corporation in accordance with Sec. 78.090, NRS 1957.

    Furthermore, that the principal office in this State is located in Suite 400, 1025 Ridgeview, Reno, Washoe County, State of Nevada, 89509.

    IN  WITNESS WHEREOF, I have hereunto set my hand this 10th day of January, 1994.

CORPORATE CHARTER

I, CHERYL A. LAU, Secretary of State of the State of Nevada,  do hereby  certify that' NEW CENTURY RESOURCES CORPORATION did on the ELEVENTH day of JANUARY, 1994, file in this office the original Articles of Incorporation; that said Articles are now on file  and of record  in the  office of the  Secretary  of  State  of the State of Nevada,  and further, that  said Articles contain all the provisions required  by the law  of said State  of  Nevada.

IN WITNESS WHEREOF, I have hereunto  set my hand and affixed  the Great Seal of State, at my office, in Carson City, Nevada, this ELEVENTH day of JANUARY, 1994.